                                                    PROSPECTUS AUGUST ____, 2001
                                       SUBJECT TO COMPLETION, DATED MAY 11, 2001



JPMORGAN MONEY MARKET FUNDS

THIS PROSPECTUS OFFERS: PREMIER/SELECT SHARES



FEDERAL MONEY MARKET FUND

TAX FREE MONEY MARKET FUND



THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[SIDENOTE]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                          [LOGO]
                                                               JP MORGAN FLEMING
                                                                ASSET MANAGEMENT


                                                                        rhp-5661

Federal Money Market Fund ..........................1

Tax Free Money Market Fund .........................4

Who May Want to Invest .............................8

The Funds' Management and Administration ...........9

How Your Account Works ............................10

Buying Fund Shares ................................10

Selling Fund Shares ...............................11

Distribution Arrangements .........................12

Other Information Concerning the Funds ............12

Distributions and Taxes ...........................14

What the Terms Mean ...............................15

Financial Highlights ..............................16

How To Reach Us ...........................Back cover

JPMorgan FEDERAL MONEY MARKET FUND

THE FUND'S OBJECTIVE
THE FUND AIMS TO PROVIDE CURRENT INCOME WHILE STILL PRESERVING CAPITAL AND MAINTAINING LIQUIDITY.

THE FUND'S MAIN INVESTMENT STRATEGY The Fund invests primarily in:

- direct debt securities of the U.S. Treasury, including Treasury bills, bonds and notes, and

- debt securities that certain U.S. government agencies or authorities have either issued or guaranteed as to principal and interest.

The Fund does not enter into repurchase agreements. The dollar weighted average maturity of the Fund will generally be 90 days or less and the Fund will buy only those instruments which have remaining maturities of 397 days or less.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may invest significantly in securities with floating or variable rates of interest. Their yields will vary as interest rates change.

The Fund invests only in securities issued and payable in U.S. dollars. Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund may change any of its investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

JPMORGAN FEDERAL MONEY MARKET FUND

THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Premier/Select Class Shares, which prior to the date of this prospectus were named "Premier Class Shares." The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF
3/31/01 WAS 1.31 %

YEAR-BY-YEAR RETURNS(1),(2)

[CHART]

1995      5.52%
1996      5.02%
1997      5.19%
1998      5.08%
1999      4.73%
2000      5.90%

----------------------------------
  BEST  QUARTER              1.53%
----------------------------------
                 4th quarter, 2000
----------------------------------
  WORST QUARTER              1.10%
----------------------------------
                 1st quarter, 1999

AVERAGE ANNUAL TOTAL RETURNS (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                                                  LIFE OF
                                      PAST 1 YR     PAST 5 YRS    FUND
--------------------------------------------------------------------------------
 FEDERAL MONEY MARKET FUND
  (AFTER EXPENSES)                    5.90%         5.18%         5.16%
--------------------------------------------------------------------------------


(1)  PREMIER/SELECT CLASS SHARES COMMENCED OPERATIONS ON 4/22/94.
(2)  THE FUND'S FISCAL YEAR END IS 8/31.

                                              JPMORGAN FEDERAL MONEY MARKET FUND

INVESTOR EXPENSES FOR PREMIER/SELECT CLASS SHARES
The expenses of the Premier/Select Class before and after reimbursement are shown below. The Premier/Select Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.



ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED
FROM PREMIER/SELECT CLASS ASSETS)

                                                    SHARE-
                                  DISTRIBUTION      HOLDER                      TOTAL          FEE WAIVER
                   MANAGEMENT     (RULE12B-1)       SERVICE       OTHER         OPERATING      AND EXPENSE         NET
                   FEES           FEES              FEES          EXPENSES      EXPENSES       REIMBURSEMENT(3)    EXPENSES(3)
-------------------------------------------------------------------------------------------------------------------------------
 PREMIER/SELECT
-------------------------------------------------------------------------------------------------------------------------------
 CLASS SHARES       0.10%           NONE            0.25%          0.13%         0.48%            0.03%               0.45%
-------------------------------------------------------------------------------------------------------------------------------


EXPENSE EXAMPLE(3) The example below is intended to help you compare the cost of investing in the Premier/Select Class with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

-    net expenses for three years and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Premier/Select Class and your actual costs may be higher or lower.

                                1 YR.      3 YRS.      5 YRS.      10 YRS.
--------------------------------------------------------------------------------
 YOUR COST ($)                  46         144         259         595
--------------------------------------------------------------------------------


(3) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE PREMIER/SELECT CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION PLAN) EXCEED 0.45% OF ITS AVERAGE DAILY NET ASSETS FOR THREE YEARS.#

JPMorgan TAX FREE MONEY MARKET FUND

THE FUND'S OBJECTIVE
THE FUND AIMS TO PROVIDE THE HIGHEST POSSIBLE LEVEL OF CURRENT INCOME WHICH IS EXCLUDED FROM GROSS INCOME, WHILE STILL PRESERVING CAPITAL AND MAINTAINING LIQUIDITY.

THE FUND'S MAIN INVESTMENT STRATEGY
Under normal market conditions, the Fund will try to invest 100% of its assets in municipal obligations, the interest on which is excluded from gross income and which generally is not subject to the alternative minimum tax on individuals.

As a fundamental policy, the Fund will invest at least 80% of its assets in municipal obligations. The remaining 20% of total assets may be invested in securities which are subject to federal income tax or the federal alternative minimum tax for individuals. To temporarily defend its assets, the Fund may exceed this limit.

The Fund may also invest in municipal lease obligations. These provide participation in municipal lease agreements and installment purchase contracts.

The Fund invests only in securities issued and payable in U.S. dollars.

Each investment must have the highest possible short-term rating from at least two national rating organizations, or one such rating if only one organization rates that security. Alternatively, some securities may have additional third party guarantees in order to meet the rating requirements mentioned above. If the security is not rated, it must be considered of comparable quality by the Fund's advisers.

The dollar-weighted average maturity of the Fund will generally be 90 days or less and the Fund will buy only those investments which have remaining maturities of 397 days or less.

The Fund seeks to develop an appropriate portfolio by considering the differences in yields among securities of different maturities, market sectors and issuers.

The Fund seeks to maintain a net asset value of $1.00 per share.

The Fund may change any of its non-fundamental investment policies (except its investment objective) without shareholder approval. Shareholders of the Fund are currently considering a proposal that would allow the Fund to change its investment objective without shareholder approval.

THE MAIN INVESTMENT RISKS
The Fund attempts to keep its net asset value constant, but there's no guarantee it will be able to do so.

The value of short-term debt securities tends to fall when prevailing interest rates rise, although they're generally less sensitive to interest rate changes than longer-term securities.

Changes in a municipality's financial health may make it difficult for the municipality to make interest and principal payments when due. A number of municipalties have had significant

                                             JPMORGAN TAX FREE MONEY MARKET FUND

financial problems recently. This could decrese the Fund's income or hurt its ability to preserve capital and liquidity.

Under some circumstances, municipal obligations might not pay interest unless the state or municipal ligislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, the may be difficult to trade or interest payments may be tied only to specific stream of revenue.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to theFund could increase if the banking or financial sector suffers an economic downturn. principal payments when due. A number of municipalities have had significant financial problems recently. This could decrease the Fund's income or hurt its ability to preserve capital and liquidity.

Under some circumstances, municipal obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

Interest on certain municipal obligations is subject to the federal alternate minimum tax. Normally, up to 20% of the Fund's total assets may be invested in securities that are subject to this tax. Consult your tax professional for more information.

The Fund may invest in municipal obligations backed by foreign institutions. This could carry more risk than securities backed by U.S. institutions because of political and economic instability, the imposition of government controls, or regulations that don't match U.S. standards.

The Fund is not diversified. It may invest a greater percentage of its assets in a particular issuer or group of issuers than a diversified fund would. That makes it more susceptible to economic problems among the institutions issuing the securities. In addition, more than 25% of the Fund's assets may be invested in securities which rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments which affect those projects.

INVESTMENTS IN THE FUND ARE NOT BANK DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.SECURITIES IN THE FUND'S PORTFOLIO MAY NOT EARN AS HIGH A CURRENT INCOME AS LONGER TERM OR LOWER-QUALITY SECURITIES.

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash. This would hurt the Fund's performance.

JPMORGAN TAX FREE MONEY MARKET FUND


THE FUND'S PAST PERFORMANCE (UNAUDITED)
This section shows the Fund's performance record with respect to the Fund's Premier/Select Class Shares, which prior to the date of this prospectus were named "Premier Class Shares." The bar chart shows how the performance of the Fund's shares has varied from calendar year to calendar year over the life of the Fund. This provides some indication of the risks of investing in the Fund. The table shows the average annual total returns for the past one year, five years and ten years (or if less than such periods, the life of the Fund).

Past performance does not predict how any class of the Fund will perform in the future.

The calculations assume that all dividends and distributions are reinvested in the Fund. Some of the companies that provide services to the Fund have in the past agreed not to collect some expenses and to reimburse others. Without these agreements, the performance figures would be lower than those shown.

THE FUND'S YEAR-TO-DATE TOTAL RETURN AS OF
3/31/01 WAS 0.76%

[CHART]

1991      4.38%
1992      2.83%
1993      2.13%
1994      2.46%
1995      3.42%
1996      3.04%
1997      3.23%
1998      3.05%
1999      2.83%
2000      3.71%

----------------------------------
BEST QUARTER                 1.16%
----------------------------------
                 1st quarter, 1991
----------------------------------
 WORST QUARTER               0.48%
----------------------------------
                 1st quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS (%)
Shows performance over time, for periods ended December 31, 2000(1)

                                      PAST 1 YR     PAST 5 YRS    PAST 10 YRS
-------------------------------------------------------------------------------------------------
 TAX FREE MONEY MARKET FUND
 (AFTER EXPENSES)                     3.71%         3.17%         3.11%


(1) PREMIER/SELECT CLASS SHARES COMMENCED OPERATIONS ON 10/22/90. THE PERFORMANCE OF THE FUND PRIOR TO THAT DATE IS BASED ON THE HISTORICAL PERFORMANCE OF VISTA CLASS SHARES.
(2)  THE FUND'S FISCAL YEAR END IS 8/31.

JPMORGAN TAX FREE MONEY MARKET FUND

INVESTOR EXPENSES FOR PREMIER/SELECT CLASS SHARES
The expenses of the Premier/Select Class before and after reimbursement are shown below. The Premier/Select Class has no sales, redemption or account fees and generally no exchange fees, although some institutions may charge you a fee for shares you buy through them.

ANNUAL OPERATING EXPENSES (%) (EXPENSES THAT ARE DEDUCTED FROM PREMIER/SELECT CLASS ASSETS)

                                                    SHARE-
                                  DISTRIBUTION      HOLDER                  TOTAL       FEE WAIVER
                   MANAGEMENT     (RULE 12B-1)      SERVICE     OTHER       OPERATING   AND EXPENSE         NET
                   FEES           FEES              FEES        EXPENSES    EXPENSES    REIMBURSEMENT(3)    EXPENSES(3)
--------------------------------------------------------------------------------------------------------------------------
 PREMIER/SELECT
 CLASS SHARES       0.10%          NONE             0.25%        0.14%       0.49%          0.04%              0.45%
--------------------------------------------------------------------------------------------------------------------------

EXPENSE EXAMPLE(3) The example below is intended to help you compare the cost of investing in the Premier/Select Class with the cost of investing in other mutual funds. The example assumes:

-    $10,000 initial investment

-    5% return each year

-    net expenses for three years and total operating expenses thereafter, and

-    all shares sold at the end of each time period.

The example is for comparison only; the actual return of the Premier/Select Class and your actual costs may be higher or lower.

                                1 YR.      3 YRS.      5 YRS.      10 YRS.
----------------------------------------------------------------------------
 YOUR COST ($)                  46         144         262         604
----------------------------------------------------------------------------

(3) REFLECTS A WRITTEN AGREEMENT PURSUANT TO WHICH JPMORGAN CHASE AGREES THAT IT OR ONE OF ITS AFFILIATES WILL REIMBURSE THE FUND TO THE EXTENT TOTAL OPERATING EXPENSES OF THE PREMIER/SELECT CLASS (EXCLUDING INTEREST, TAXES, EXTRAORDINARY EXPENSES AND EXPENSES RELATED TO THE DEFERRED COMPENSATION
     PLAN) EXCEED 0.45% OF ITS AVERAGE DAILY NET ASSETS FOR THREE YEARS.#

WHO MAY WANT TO INVEST

THE FUNDS ARE DESIGNED FOR INVESTORS WHO:

-    want an investment that strives to preserve capital

-    want regular income from a high quality portfolio

-    want a highly liquid investment

-    are looking for an interim investment

-    are pursuing a short-term goal

- are seeking income that is generally exempt from federal income tax (in the case of Tax Free Money Market Fund)

THE FUNDS ARE NOT DESIGNED FOR INVESTORS WHO:

-    are investing for long-term growth

-    are investing for high income

-    require the added security of the FDIC insurance

- in the case of Tax Free Money Market Fund, are investing through an IRA or other tax-advantaged retirement plan

THE FUNDS' MANAGEMENT AND ADMINISTRATION

The Funds are series of Mutual Fund Trust, a Massachusetts business trust. The trustees of the trust are responsible for overseeing all business activities.

THE FUNDS' ADMINISTRATOR
The Chase Manhattan Bank (the Adminstrator) provides administrative services, oversees each Fund's other service providers and provides Fund officers. The Administrator receives the following annual fee on behalf of each Fund for administrative services:

0.10% of a Fund's pro-rata portion of the first $100 billion of average net assets of all money market funds in the JPMorgan Funds complex plus 0.05% of average net assets over $100 billion.

THE FUNDS' INVESTMENT ADVISER
J.P. Morgan Fleming Asset Management (USA), Inc. (JPMFAM (USA)) is the investment adviser to the Funds and makes the day-to-day investment decisions for each Fund. JPMFAM (USA) is a wholly owned subsidiary of J.P. Morgan Chase & Co. (JPMorgan Chase), a bank holding company. JPMFAM (USA) provides the Funds with investment advice and supervision. JPMFAM (USA) provides discretionary investment services to institutional clients and is located at 522 5th Avenue, New York, NY 10036.

Prior to February 28, 2001 the adviser to the Funds was The Chase Manhattan Bank (Chase). For the fiscal year ended August 31, 2000, Chase was paid management fees (net of waivers) of 0.10% of the average daily net assets of each Fund.

HOW YOUR ACCOUNT WORKS

BUYING FUND SHARES

You don't pay any sales charge (sometimes called a load) when you buy shares in these Funds. The price you pay for your shares is the net asset value per share
(NAV). NAV is the value of everything a Fund owns, minus everything it owes, divided by the number of shares held by investors. All of these Funds seek to maintain a stable NAV of $1.00. Each Fund uses the amortized cost method to value its portfolio of securities. This method provides more stability in valuations. However, it may also result in periods during which the stated value of a security is different than the price the Fund would receive if it sold the investment.

The NAV of each class of shares is generally calculated as of the cut-off time each day the Funds are accepting orders. You'll pay the next NAV calculated after the JPMorgan Funds Service Center receives your order in proper form. An order is in proper form only after funds are converted into federal funds.

The center accepts purchase orders on any business day that the Federal Reserve Bank of New York and the New York Stock Exchange are open. If you send us an order in proper form by a Fund's cut-off time, we'll process your order at that day's price and you'll be entitled to all dividends declared on that day. If we receive your order after the cut-off time, we'll generally process it at the next day's price. Normally, the cut-off (in Eastern time) is:

------------------------------------
 FEDERAL MONEY
 MARKET FUND             2:00 P.M.
 TAX FREE MONEY
 MARKET FUND               NOON
------------------------------------

A later cut-off time may be permitted for investors buying their shares through a bank affiliate of JPMorgan Chase so long as such later cut-off time is before the Fund's NAV is calculated. If you buy through an agent and not directly from the JPMorgan Funds Service Center, the agent could set earlier cut-off times. Each Fund can set an earlier cut-off time if the Public Securities Association recommends that the U.S. Government securities market close trading early.

You must provide a Taxpayer Identification Number when you open an account.

The Funds have the right to reject any purchase order.

TO OPEN AN ACCOUNT, BUY OR SELL SHARES OR GET FUND INFORMATION, CALL:
----------------------------------------
 THE JPMORGAN SERVICE CENTER
----------------------------------------
 1-800-622-4273
----------------------------------------

                                                          HOW YOUR ACCOUNT WORKS

QUALIFIED INVESTORS
Premier/Select Shares are available only to qualified investors. These are defined as institutions, trusts, partnerships, corporations and certain retirement plans and fiduciary accounts opened by a bank, trust company or thrift institution which has investment authority over such accounts, as well as individuals who meet a Fund's minimum investment requirements for Premier/Select Shares. Your agent may not offer these shares to all types of qualified investors and may set additional investor qualification requirements for these shares.

MINIMUM INVESTMENTS
First time investors must buy a minimum $100,000 worth of Premier/Select Shares in a Fund to open an account. There are no minimum levels for subsequent purchases, but you must always have at least $100,000 in your account. Current shareholders of Premier/Select Class Shares who hold their shares as a result of the reorganization of certain JPMorgan Funds in September 2001 may purchase Premier/Select Class Shares of this and other Funds without regard to this minimum.

Orders by wire will be canceled if the JPMorgan Funds Service Center doesn't receive payment by the later of the Fund's cut-off time or 4:00 p.m. Eastern time on the day you buy.

OPENING YOUR ACCOUNT AND
BUYING SHARES
THROUGH YOUR INVESTMENT REPRESENTATIVE
Tell your representative which Funds you want to buy and he or she will contact us. Your representative may charge you a fee and may offer additional services, such as special purchase and redemption programs, "sweep" programs, cash advances and redemption checks. Your representative may set different minimum investments and earlier cut-off times.

SELLING FUND SHARES
You can sell your shares on any day the JPMorgan Funds Service Center is open for trading, either directly to the Funds or through your investment representative. You'll receive the next NAV calculated after the JPMorgan Funds Service Center accepts your order.

Under normal circumstances, if your request is received before a Fund's cut-off time, the Fund will send you the proceeds the same business day. We won't accept an order to sell shares if the Fund hasn't collected your payment for the shares.

Each Fund may stop accepting orders to sell and may postpone payments for more than seven days, as federal securities laws permit.

You'll need to have your signature guaranteed if you want your payment sent to an address other than the one we have in our records. We may also need additional documents or a letter from a surviving joint owner before selling the shares.

SELLING SHARES
THROUGH YOUR INVESTMENT REPRESENTATIVE
Tell your representative which Funds you want to sell. He or she will send the necessary documents to the Funds. Your representative might charge you for this service.

HOW YOUR ACCOUNT WORKS

THROUGH THE JPMORGAN FUNDS SERVICE
CENTER
Call 1-800-622-4273. We will mail you a check or send the proceeds via electronic transfer or wire. If you have changed your address of record within the previous 30 days or if you sell $25,000 or more worth of Fund shares by phone, we'll send the proceeds by electronic transfer or by wire only to the bank account on our records.

Or

Send a signed letter with your instructions to:

JPMorgan Funds Service Center
P.O. Box 219392
Kansas City, MO 64121-9392

DISTRIBUTION ARRANGEMENTS
J.P. Morgan Fund Distributors, Inc. (JPM) is the distributor for the Funds. It is a subsidiary of The BISYS Group, Inc. and is not affiliated with Chase.

REDEMPTIONS-IN-KIND
Each Fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

EXCHANGING SHARES
You can exchange your shares for shares in certain other JPMorgan Funds. For tax purposes, an exchange is treated as a sale of Fund shares. Carefully read the prospectus of the Fund you want to buy before making an exchange.

You should not exchange shares as a means of short-term trading as this could increase management costs and affect all shareholders. We reserve the right to limit the number of exchanges or to refuse an exchange. We may also terminate this privilege. We charge an administration fee of $5 for each exchange if you make more than 10 exchanges in a year or three in a quarter. See the Statement of Additional information to find out more about the exchange privilege.

OTHER INFORMATION
CONCERNING THE FUNDS
We may close your account if the balance falls below $100,000 because you've sold shares. We may also close the account if you fail to meet the investment minimum over a 12-month period. We'll give you 60 days notice before closing your account. This restriction doesn't apply to shareholders who hold Premier/Select Shares as a result of the reorganization of certain JPMorgan Funds in September 2001.

                                                          HOW YOUR ACCOUNT WORKS

Unless you indicate otherwise on your account application, we are authorized to act on redemption and transfer instructions received by phone. If someone trades on your account by phone, we'll ask that person to confirm your account registration and address to make sure they match those you provided us. If they give us the correct information, we are generally authorized to follow that person's instructions. We'll take all reasonable precautions to confirm that the instructions are genuine. Investors agree that they will not hold a Fund liable for any loss or expenses from any sales request, if a Fund takes reasonable precautions. The Funds will be liable for any losses to you from an unauthorized sale or fraud against you if we do not follow reasonable procedures.

You may not always reach the JPMorgan Funds Service Center by telephone. This may be true at times of unusual market changes and shareholder activity. You can mail us your instructions or contact your investment representative or agent. We may modify or cancel the sale of shares by phone without notice.

The Funds have agreements with certain shareholder servicing agents (including The Chase Manhattan Bank) under which the shareholder servicing agents have agreed to provide certain support services to their customers. For performing these services, each shareholder servicing agent receives an annual fee of up to 0.25% of the average daily net assets of the Premier/Select Shares of each Fund held by investors serviced by the shareholder servicing agent.

JPMFAM (USA) and/or JPM may, at their own expense, make additional payments to certain selected dealers or other shareholder servicing agents for performing administrative services for their customers.

Each Fund may issue multiple classes of shares. This prospectus relates only to Premier/Select shares of the Funds. Each class may have different requirements for who may invest, and may have different sales charges and expense levels. A person who gets compensated for selling Fund shares may receive a different amount for each class.

HOW YOUR ACCOUNT WORKS

DISTRIBUTIONS AND TAXES
The Funds can earn income and they can realize capital gain. The Funds deduct any expenses then pay out these earnings to shareholders as distributions.

The Funds declare dividends daily, so your shares can start earning dividends on the day you buy them. We distribute the dividends monthly in the form of additional shares, unless you tell us that you want payment in cash or deposited in a pre-assigned bank account. The taxation of dividends won't be affected by the form in which you receive them. We distribute any short-term capital gain at least annually. The Funds do not expect to realize long-term capital gain.

Dividends are usually taxable as ordinary income at the federal, state and local levels. Dividends of tax-exempt interest income by the Tax Free Money Market Fund are not subject to federal income taxes but will generally be subject to state and local taxes. The state or municipality where you live may not charge you state and local taxes on tax-exempt interest earned on certain bonds. Dividends earned on bonds issued by the U.S. government and its agencies may also be exempt from some types of state and local taxes.

If you receive distributions of net capital gain, the tax rate will be based on how long the Fund held a particular asset, not on how long you have owned your shares.

Early in each calendar year, the Funds will send you a notice showing the amount of distributions you received in the preceding year and the tax status of those distributions.

Any investor for whom the Funds do not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

The above is only a general summary of tax implications of investing in these Funds. Please consult your tax adviser to see how investing in the Funds will affect your own tax situation.

WHAT THE TERMS MEAN
COMMERCIAL PAPER: Short-term securities with maturities of 1 to 270 days which are issued by banks, corporations and others.

DEMAND NOTES: A debt security with no set maturity date. The investor can generally demand payment of the principal at any time.

DISTRIBUTION FEE: Covers the cost of the distribution system used to sell shares to the public.

DOLLAR WEIGHTED AVERAGE MATURITY:
The average maturity of the Fund is the average amount of time until the organizations that issued the debt securities in the Fund's portfolio must pay off the principal amount of the debt. "Dollar weighted" means the larger the dollar value of debt security in the Fund, the more weight it gets in calculating this average.

FLOATING RATE SECURITIES: Securities whose interest rates adjust automatically whenever a particular interest rate changes.

LIQUIDITY: Liquidity is the ability to easily convert investments into cash without losing a significant amount of money in the process.

MANAGEMENT FEE: A fee paid to the investment adviser to manage the Fund and make decisions about buying and selling the Fund's investments.

MUNICIPAL LEASE OBLIGATIONS: These provide participation in municipal lease agreements and installment purchase contracts, but are not part of the general obligations of the municipality.

MUNICIPAL OBLIGATIONS: Debt securities issued by or on behalf of states, territories and possessions or by their agencies or other groups with authority to act for them. For securities to qualify as municipal obligations, the municipality's lawyers must give an opinion that the interest on them is not considered gross income for federal income tax purposes.

OTHER EXPENSES: Miscellaneous items, including transfer agency, administration, custody and registration fees.

REPURCHASE AGREEMENTS: A special type of a short-term investment. A dealer sells securities to a Fund and agrees to buy them back later for a set price. In effect, the dealer is borrowing the Fund's money for a short time, using the securities as collateral.

SHAREHOLDER SERVICE FEE: A fee to cover the cost of paying shareholder servicing agents to provide certain support services for your account.

VARIABLE RATE SECURITIES: Securities whose interest rates are periodically adjusted.

FINANCIAL HIGHLIGHTS


The Financial Highlights tables are intended to help you understand the Funds' financial performance for each of the past five years (or for the periods since shares were first offered). The total returns in the tables represent the rate an investor would have earned or lost on an investment in the Funds (assuming reinvestment of all dividends and distributions).

The following tables provide selected per share data and ratios for one Premier/Select Class share outstanding throughout each period shown.

This information is supplemented by the financial statements including accompanying notes appearing in the Funds' Annual and Semi-Annual Reports to Shareholders for the year ended August 31, 2000 and the period ended February 28, 2001, respectively, which are incorporated by reference into the SAI. Shareholders may obtain a copy of the annual and semi-annual reports by contacting the Funds or their Shareholder Servicing Agent.

This information has been audited, except as noted, by PricewaterhouseCoopers LLP, whose reports, along with the Fund's financial statements are included in the Fund's annual report, which is available upon request.

JPMORGAN FEDERAL MONEY MARKET FUND

                                                                9/1/00 Through     Year    Year       Year     Year     Year
                                                                       2/28/01    Ended   Ended      Ended    Ended    Ended
PER SHARE OPERATING PERFORMANCE:                                   (unaudited)  8/31/00 8/31/99    8/31/98  8/31/97  8/31/96
----------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                     $1.00    $1.00   $1.00      $1.00    $1.00    $1.00
----------------------------------------------------------------------------------------------------------------------------
   Income from investment operations:
     Net investment income                                                0.03     0.05    0.05       0.05     0.05     0.05

     Less distributions:
     Dividends from net investment income                                 0.03     0.05    0.05       0.05     0.05     0.05
----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $1.00    $1.00   $1.00      $1.00    $1.00    $1.00
----------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                             2.94%**     5.50%   4.67%      5.22%    5.12%    5.14%
----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
----------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (millions)                                      $312     $279    $298       $313     $400     $249
----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                                 0.48%    0.50%   0.50%      0.50%    0.50%    0.50%
----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#                    5.84%    5.35%   4.56%      5.07%    5.01%    4.99%
----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers, reimbursements
and earnings credits to average net assets#                              0.48%    0.50%   0.50%      0.51%    0.52%    0.52%
----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income without waivers,
reimbursements and earnings credits to average
net assets#                                                              5.84%    5.35%   4.56%      5.06%    4.99%    4.97%
----------------------------------------------------------------------------------------------------------------------------

*    Formerly Chase Vista Federal Money Market Fund.

**   Not annualized.
#    Short periods have been annualized.

JPMORGAN TAX FREE MONEY MARKET FUND*

                                                                9/1/00 Through     Year    Year       Year     Year     Year
                                                                       2/28/01    Ended   Ended      Ended    Ended    Ended
PER SHARE OPERATING PERFORMANCE:                                   (unaudited)  8/31/00 8/31/99    8/31/98  8/31/97  8/31/96
----------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                                     $1.00    $1.00   $1.00      $1.00    $1.00    $1.00
----------------------------------------------------------------------------------------------------------------------------
   Income from investment operations:
     Net investment income                                                0.02     0.03    0.03       0.03     0.03     0.03

     Less distributions:
     Dividends from net investment income                                 0.02     0.03    0.03       0.03     0.03     0.03
----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                           $1.00    $1.00   $1.00      $1.00    $1.00    $1.00
----------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN                                                             1.82%**    3.41%    2.78%     3.17%    3.19%    3.12%
----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
----------------------------------------------------------------------------------------------------------------------------
Net assets, end of period (millions)                                       $99     $120    $130       $133     $105     $145
----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                                 0.51%    0.55%   0.54%      0.53%    0.53%    0.58%
----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#                    3.66%    3.40%   2.74%      3.10%    3.13%    3.08%
----------------------------------------------------------------------------------------------------------------------------
Ratio of expenses without waivers, reimbursements
and earnings credits to average net assets#                              0.51%    0.59%   0.56%      0.53%    0.53%    0.73%
----------------------------------------------------------------------------------------------------------------------------
Ratio of net investment income without waivers,
reimbursements and earnings credits to average
net assets#                                                              3.66%    3.26%   2.72%      3.10%    3.13%    2.93%
----------------------------------------------------------------------------------------------------------------------------

*    Formerly Chase Vista Tax Free Money Market Fund.

**   Not annualized.

#    Short periods have been annualized.

HOW TO REACH US

MORE INFORMATION
You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Our annual and semi-annual reports contain more information about each Fund's investments and performance.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)
The SAI contains more detailed information about the Funds and their policies. It is incorporated by reference into this prospectus. This means, by law, it's considered to be part of this prospectus.

You can get a free copy of these documents and other information, or ask us any questions, by calling us at 1-800-622-4273 or writing to:

JPMORGAN FUNDS SERVICE CENTER
P.O. BOX 219392
KANSAS CITY, MO 64121-9392

If you buy your shares through an institution, you should contact that institution directly for more information. You can also find information online at www.jpmorganfunds.com on the internet.

You can write or e-mail the SEC's Public Reference Room and ask them to mail you information about the Funds, including the SAI. They'll charge you a copying fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.

PUBLIC REFERENCE SECTION OF THE SEC
WASHINGTON, DC 20549-0102
1-202-942-8090
EMAIL: publicinfo@sec.gov

Reports, a copy of the SAI and other information about the Funds is also available on the SEC's website at http://www.sec.gov.

The Fund Investment Company Act File No. is 811-08358.

                        JPMorgan Funds Fulfillment Center
                                393 Manley Street
                         West Bridgewater, MA 02379-1039

          -C- 2001 JPMorgan Chase & Co. All Rights Reserved. March 2001

                                                                        rhp-5661